Exhibit 1.1
Execution Version
Corebridge Financial, Inc.
32,600,000 SHARES OF COMMON STOCK
Underwriting Agreement
November 4, 2025
J.P. Morgan Securities LLC
As representative of the several Underwriters
named in Schedule I hereto
c/o J.P. Morgan Securities LLC
270 Park Ave
New York, New York 10017
Ladies and Gentlemen:
American International Group, Inc., a stockholder (the “Selling Stockholder”) of Corebridge Financial, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this Underwriting Agreement (the “Agreement”), to sell to the firms named in Schedule I hereto (the “Underwriters”), for whom you are acting as Representatives (the “Representatives”), an aggregate of 32,600,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The aggregate of 32,600,000 shares of Common Stock to be sold by the Selling Stockholder and that the Underwriters elect to purchase pursuant to Section 2 hereof is herein called the “Securities.” Subject to the sale of the Securities by the Selling Stockholder to the Underwriters in compliance with the terms of this Agreement, the Underwriters have agreed to sell to the Company, and the Company has agreed to purchase from the Underwriters (the “Securities Repurchase”) an aggregate of 16,113,438 shares of the Securities (such shares, the “Repurchase Securities”) pursuant to Section 2 of this Agreement.
To the extent there are no additional Underwriters listed on Schedule I hereto other than J.P. Morgan Securities LLC, the term Representative as used herein shall mean J.P. Morgan Securities LLC, as Underwriter, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.
1.    (a)    The Company represents and warrants to, and agrees with, each of the Underwriters and the Selling Stockholder that:
(i)    The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”) an automatic shelf registration statement on Form S–3 (File No. 333-275326) covering the registration of the Securities and the offer and sale thereof from time to time in accordance with Rule 415 under the

Act that became effective upon filing with the Commission in accordance with Rule 462(e) under the Act (such registration statement, as amended to the date of this Agreement, including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a)(i) hereof and deemed by virtue of Rule 430B under the Act to be part of the Registration Statement at the time it was declared effective, is hereinafter collectively called the “Registration Statement”); other than an “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities (an “Issuer Free Writing Prospectus”), if any, no other document with respect to the Registration Statement has been filed with the Commission; no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A under the Act has been initiated or, to the Company’s knowledge, threatened by the Commission; and the Company is a well-known seasoned issuer (as defined in Rule 405 under the Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the Company’s use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act (any preliminary prospectus, including any preliminary prospectus supplement, included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the Preliminary Prospectus relating to the Securities that was filed prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) and omitted information pursuant to Rule 430B under the Act (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Act) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 of the Act), is hereinafter called the “Prospectus”); and any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein);
(ii)    No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with any Selling Stockholder Information (as defined in Section 1(b)(viii)) or information furnished in writing to the Company by the Underwriters directly or through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof;

(iii)    For the purposes of this Agreement, the “Applicable Time” is 7:44 p.m. (Eastern time) on the date hereof; the Pricing Prospectus, as supplemented by those Issuer Free Writing Prospectuses, if any, and other information listed on Schedule III(b) hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not, and as of the Time of Delivery (as defined herein) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus; and each such Issuer Free Writing Prospectus listed on Schedule III(a) hereto, in each case as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with any Selling Stockholder Information or information furnished in writing to the Company by any Underwriter directly or through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof;
(iv)    Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act or (ii) the documents listed on Schedule III(a) hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and as of the Time of Delivery will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with any Selling Stockholder Information or information relating to any Underwriter furnished to the Company in writing by such Underwriter directly or through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof;
(v)    The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of the Time of Delivery, as applicable, contain an untrue statement of a material fact or, in the case of the Registration Statement and any amendment thereto, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or, in the case of the Prospectus or any amendment or supplement thereto, omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with any Selling Stockholder Information or information furnished in writing to the Company by any Underwriter directly or through the Representatives expressly for use in the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof;
(vi)    The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(vii)    The Company and each of its Significant Subsidiaries (as defined in Rule 1-02(w) of Regulation S-X of the Act) have been duly incorporated or organized and are validly existing corporations or other entities in good standing under the laws of their respective jurisdictions of incorporation or organization (to the extent the concept of good standing is applicable in the relevant jurisdiction) and have full power and authority to own or lease their respective properties and to conduct their respective businesses as described in the Pricing Prospectus, except, in the case of any Significant Subsidiary, where the failure to be so duly incorporated or organized, validly existing, in good standing or to be so qualified or to have such power or authority would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect (as defined in Section 1(a)(xiii) below);
(viii)    The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company (including the Securities to be sold by the Selling Stockholder hereunder, including the Repurchase Securities) have been duly and validly authorized and issued, are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Pricing Disclosure Package and the

Prospectus; and all the outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any material lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party;
(ix)    Since the respective dates as of which information is given or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, there has not been (A) any material change in the capital stock or the consolidated long-term debt of the Company and its subsidiaries, (B) any material adverse change, in or affecting the business, management, financial position, shareholders’ equity or results of operations of the Company and its consolidated subsidiaries considered as an entirety, in each case, otherwise than as set forth or contemplated in such Prospectus as amended or supplemented prior to the Applicable Time (any such change described in this subsection (B) is referred to as a “Material Adverse Change”), or (C) any development involving a prospective Material Adverse Change;
(x)    The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby (including the Securities Repurchase) has been duly and validly taken;
(xi)    This Agreement has been duly authorized, executed and delivered by the Company and the Securities Repurchase has been duly authorized by the Company;
(xii)    The Securities to be sold by the Selling Stockholder have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description of the Common Stock contained in the Pricing Disclosure Package and in the Prospectus;
(xiii)    The offering of the Securities and the compliance by the Company with all of the provisions of this Agreement, and the consummation of the transactions herein contemplated (including the Securities Repurchase), will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any Significant Subsidiary is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, or result in any violation of any statute or any order, rule or regulation of any court or other governmental agency or body having jurisdiction over the Company or any of its properties, except, in each case, for such conflicts, breaches, defaults and violations that would not reasonably be expected to have a material adverse effect on the business, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries considered as an entirety (a “Material Adverse Effect”) or affect the validity of the Securities, nor will such action result in any violation of the provisions of the Amended and Restated Certificate of Incorporation or the Amended and Restated By-laws of the Company; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body (including insurance regulatory authorities), is required by the Company for the sale of the Securities by the Selling Stockholder or the consummation by the Company of the transactions contemplated by this Agreement (including the Securities Repurchase), except for the registration under the Act of the Securities, the listing of the Securities on the New York Stock Exchange (the “Exchange”) and except such consents, approvals, authorizations, orders, registrations or qualifications the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect or affect the validity of the Securities, and such consents, approvals, authorizations, orders, registrations or qualifications as have been obtained under the Act or state insurance law and such consents, approvals, authorizations, orders, registrations or qualifications as may be required by the Financial Industry Regulatory Authority (“FINRA”) and as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Underwriters;
(xiv)    The consolidated historical financial statements (including the related notes thereto) and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply in all material respects, with the applicable accounting requirements of the Act and the Exchange Act, and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except for any normal year-end adjustments, the adoption of new accounting principles, and as otherwise noted therein); the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby; all disclosures included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable; and the pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the Act and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus;
(xv)    The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing

Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as otherwise noted in the Registration Statement, any Preliminary Prospectus and the Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting. The Audit Committee of the board of directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2002 as of an earlier date than it would otherwise be required to so comply under applicable law);
(xvi)    The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;
(xvii)    Except as otherwise noted in the Registration Statement, any Preliminary Prospectus and the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended or supplemented, there had been no change in the Company’s internal control over financial reporting that had materially affected, or was reasonably likely to materially affect, the Company’s internal control over financial reporting as of the date hereof;
(xviii)    The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time frame specified within the Commission’s rules and forms, including controls and procedures designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities as appropriate to allow timely decisions regarding disclosure; such disclosure controls and procedures were effective at a reasonable assurance level; and the Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act;
(xix)    PricewaterhouseCoopers LLP, who has audited the annual financial statements and schedules of the Company and its consolidated subsidiaries and delivered its report with respect to the audited financial statements and schedules included and incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the Exchange Act;

(xx)    Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, taken as a whole, is not based on or derived from sources that are reliable and accurate in all material respects;
(xxi)    The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;
(xxii)    Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (i) the Company and its subsidiaries own or have the right to use all patents, trademark registrations, service mark registrations, domain names, copyright registrations, know-how, trade secrets, systems, procedures, proprietary or confidential information of the Company and its subsidiaries (collectively, “Intellectual Property”) used in the conduct of their respective businesses; (ii) to the knowledge of the Company, the Company’s and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) the Company and its subsidiaries have not received any written notice of any material third-party claim relating to Intellectual Property; and (iv) to the knowledge of the Company, the Intellectual Property of the Company and its subsidiaries is not being infringed, misappropriated or otherwise violated by any person in any material respect;
(xxiii)    Neither the Company nor any of its subsidiaries, directors, officers or, to the knowledge of the Company, employees, nor, to the knowledge of the Company, any agent, affiliate or representative under the Company’s control (a “Controlled Affiliate”) is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union or any of its member states or His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority with jurisdiction over the Company (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of comprehensive Sanctions, including as of the date hereof, without limitation, Cuba, Iran, North Korea, Syria (before July 1, 2025) and the regions of Ukraine consisting of Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the non-government controlled areas of Kherson and Zaporizhzhia (each, a “Sanctioned Territory”);
(xxiv)    Neither the Company nor any of its subsidiaries, nor any director, officer or employee of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any agent or Controlled Affiliate acting on behalf of the Company or any of its subsidiaries or Controlled Affiliates has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law or regulation. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures reasonably designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws;
(xxv)    The operations of the Company and its subsidiaries are in material compliance with applicable financial recordkeeping and reporting requirements and the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, including, to the extent applicable to the Company, (i) those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and (ii) the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;
(xxvi)    The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear, to the best of the Company’s knowledge, of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority relating to the privacy and security of Personal Data;
(xxvii)    The Company and its subsidiaries have insurance covering such losses and risks as in the Company’s and its subsidiaries’ reasonable determination is necessary and adequate for the conduct of their respective businesses and the value of their respective properties; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business;
(xxviii)    The Company and its Significant Subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties, the conduct of their respective businesses, or the sale of the Securities as described in the Registration Statement, any Preliminary Prospectus and the Prospectus, except where the failure to possess or make the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and except as described in the Registration Statement, any Preliminary Prospectus and the Prospectus, neither the Company nor any of its Significant Subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course, in each case, except (x) with respect to the Variable Annuity Life Insurance Company (“VALIC”), in the case of any license that may be withdrawn or relinquished or not renewed after the date hereof pursuant to a plan of withdrawal pending or approved as of the date hereof, as disclosed in VALIC’s statutory financial statements or (y) where the failure to possess the same or the modification to the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;
(xxix)     Each of the Company’s subsidiaries that is required to be organized or licensed as an insurance company (each, an “Insurance Subsidiary”) is licensed as an insurance or reinsurance company in its jurisdiction of organization and is duly licensed or authorized as an insurer or reinsurer in each jurisdiction outside its jurisdiction of organization where it is required to be so licensed or authorized to conduct its business as described in the Registration Statement, the Pricing Prospectus and the Prospectus, except in each case where the failure to be so licensed or authorized would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Insurance Subsidiary has made all required filings under applicable insurance and reinsurance statutes in each jurisdiction where such filings are required, except in each case where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Insurance Subsidiary has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications (“Authorizations”) of and from all insurance and reinsurance regulatory authorities necessary to conduct its existing business as described in the Registration Statement, the Pricing Prospectus and the Prospectus, except where the failure to have such Authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as otherwise described in the Registration Statement, the Pricing Prospectus and the Prospectus, no insurance or reinsurance regulatory authority having jurisdiction over an Insurance Subsidiary has issued any order or decree impairing, restricting or prohibiting (i) the payment of dividends by such Insurance Subsidiary, other than those restrictions applicable to insurance or reinsurance companies under such jurisdiction generally, or (ii) the continuation of the business of such Insurance Subsidiary in all respects as presently conducted, except in the case of this subsection (ii), where such orders or decrees (x) relate to a plan of withdrawal pending or approved as of the date hereof, as disclosed in such Insurance Subsidiary’s statutory financial statements or (y) would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(xxx)    Each Insurance Subsidiary is in compliance with and conducts its businesses in conformity with all applicable insurance laws and regulations of its respective jurisdiction of incorporation and the insurance laws and regulations of other jurisdictions that are applicable to it, in each case with such non-compliance as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
(xxxi)    Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus or as prohibited by law, no Significant Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Significant Subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such Significant Subsidiary from the Company or from transferring any of such Significant Subsidiary’s properties or assets to the Company or any other Significant Subsidiary of the Company;
(xxxii)    Neither the Company nor any of its Significant Subsidiaries is in violation of or default under: (A) any provision of its respective organizational documents; (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (C) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of its properties, as applicable, except, in the case of subsection (B) and (C) only, to the extent it would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;
(xxxiii)     There are no legal, governmental or regulatory investigations, actions, suits or proceedings pending, or to the knowledge of the Chief Executive Officer, Chief Financial Officer or the General Counsel of the Company, threatened against the Company or any of its subsidiaries, which (A) has, or may reasonably be expected in the future to have, a Material Adverse Effect, except as set forth or contemplated in the Registration Statement, any Preliminary Prospectus or the Prospectus or (B) is required to be described in the Registration Statement, any Preliminary Prospectus or the Prospectus and is not so described; and there are no contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;
(xxxiv)    The Company is not, and after giving effect to the offering of the Securities, would not be required to be registered as an “investment company” as defined in the Investment Company Act of 1940, as amended;
(xxxv)     Neither the Company nor any of its Controlled Affiliates is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities;
(xxxvi)    No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the sale of the Securities to be sold by the Selling Stockholder hereunder;
(xxxvii)    The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities;
(xxxviii)    At the time of filing of the Registration Statement, and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Act;
(xxxix)    At the time of filing the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or Section 15(d) of the Exchange Act or form of prospectus), at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, and at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 under the Act;
(xl)    (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)), would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vi) each Plan that is intended to be qualified under Section 401(a)

of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and (vii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); except in each case with respect to the events or conditions set forth in (i) through (vii) hereof, as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;
(xli)    The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed by them through the date hereof or have requested extensions thereof and have paid all taxes required to be paid by them (except for cases in which the failure to file or pay would not reasonably be expected to have a Material Adverse Effect or except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company); and, except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been determined adversely to the Company or any of its subsidiaries or any of their respective properties or assets (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which would reasonably be expected to be determined adversely to the Company or its subsidiaries or any of their respective properties or assets); except, in each case, as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and
(xlii)    No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(b)    The Selling Stockholder represents and warrants to, and agrees with, each of the Underwriters that:
(i)    The Selling Stockholder has, and at the Time of Delivery will have valid title to the Securities to be sold by it, free and clear of any lien, security interest or encumbrance;
(ii)    Upon payment for the Securities to be sold by the Selling Stockholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Securities in the name of Cede or such other nominee and the crediting of such Securities on the books of DTC to securities accounts of the Underwriters, assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC to such Securities), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Securities and (B) no action based on any adverse claim, within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriters with respect to such security entitlement; provided that, for purposes of this representation, the Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its Amended and Restated Certificate of Incorporation, Amended and Restated By-laws and applicable law, (y) DTC will be registered as a clearing corporation within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the Section 8-501 of the UCC;
(iii)    The Selling Stockholder has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware;
(iv)    The Selling Stockholder has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement has been duly authorized, executed and delivered by the Selling Stockholder;
(v)    The sale of the Securities by the Selling Stockholder and the compliance by the Selling Stockholder with its obligations under this Agreement and the consummation by the Selling Stockholder of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any instrument, agreement or order to which the Selling Stockholder is a party or by which the Selling Stockholder is bound, except, in the case of this subsection (A) for such conflicts, defaults, breaches or violations that would not, individually or in the aggregate, reasonably be expected to impair in any material respect the ability of the Selling Stockholder to perform its obligations under this Agreement, (B) result in a violation of the certificate of incorporation or by-laws of the Selling Stockholder or (C) result in a violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or any of its properties, except, in the case of this subsection (C), for such violations that would not, individually or in the aggregate, reasonably be expected to impair in any material respect the ability of the Selling Stockholder to perform its obligations under this Agreement;
(vi)    No consent, approval, authorization, waiver, order, registration or qualification of or with any such court or governmental agency or body (including insurance regulatory authorities) is required for the sale of the Securities by the Selling Stockholder or the consummation by the Selling Stockholder of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations, waivers, orders, registrations or qualifications (i) as have been obtained or made, (ii) as may be required under the Act, (iii) as may be required by FINRA and (iv) as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Underwriters;
(vii)    The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities;
(viii)    As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment, complied and will comply, as applicable, in all material respects with the Act, and did not and will not, as applicable, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Time of Delivery, the Prospectus and as of the Time of Delivery and at the Applicable Time, the Pricing Disclosure Package, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(b)(viii) apply solely to the extent such statements or omissions are made in reliance upon and in conformity with written information relating to the Selling Stockholder furnished to the Company by such Selling Stockholder expressly for use therein in preparation of the answers to Item 7 of Form S-3 and information in the Pricing Prospectus and the Prospectus under the caption “Selling Stockholder” and in the Registration Statement under the caption “Selling Stockholders,” which information with respect to the Selling Stockholder shall consist of the name and address of the Selling Stockholder and the ownership information of shares of Common Stock of the Selling Stockholder in the footnotes to the beneficial ownership table in the Pricing Prospectus and the Prospectus under the caption “Selling Stockholder” (the “Selling Stockholder Information”), and do not apply to statements or omissions in the Registration Statement or any post-effective amendment thereto based upon information relating to the Underwriter furnished to the Company in writing by such Underwriter directly or through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof;
(ix)    Neither the Selling Stockholder nor any of its majority-owned subsidiaries, nor any director, officer, employee, or representative of the Selling Stockholder or any of its majority-owned subsidiaries, nor, to the knowledge of the Selling Stockholder, any agent of the Selling Stockholder or any of its majority-owned subsidiaries acting on the Selling Stockholder’s or its majority-owned subsidiaries’ behalf, has (i) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; or (ii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law or regulation. The Selling Stockholder and its majority-owned subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures reasonably designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws; and neither the Selling Stockholder nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws;
(x)    The Selling Stockholder and its majority-owned subsidiaries are in material compliance with applicable financial recordkeeping and reporting requirements, including, to the extent applicable to the Selling Stockholder and its majority-owned subsidiaries, those under the Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Selling

Stockholder or any of its majority-owned subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Selling Stockholder, threatened; and
(xi)    Neither the Selling Stockholder nor any of its majority-owned subsidiaries, directors, officers or employees, nor, to the knowledge of the Selling Stockholder, any Controlled Affiliate acting on behalf of the Selling Stockholder or any of its subsidiaries is currently the subject or the target of any Sanctions, nor is the Selling Stockholder or any of its majority-owned subsidiaries located, organized or resident in a Sanctioned Territory; and the Selling Stockholder will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Territory or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.
(c)    Each of the Company and the Selling Stockholder acknowledges and agrees that the Representatives and the other Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Selling Stockholder with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a fiduciary to, or an agent of, the Company, the Selling Stockholder or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company, the Selling Stockholder or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Selling Stockholder shall consult with their own advisors concerning such matters and each shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor any other Underwriter shall have any responsibility or liability to the Company or the Selling Stockholder with respect thereto. Any review by the Representatives and the other Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives and the other Underwriters and shall not be on behalf of the Company or the Selling Stockholder. Moreover, the Selling Stockholder acknowledges and agrees that, although the Representatives may be required or choose to provide the Selling Stockholder with certain Regulation Best Interest and Form CRS disclosures in connection with the offering, the Representatives and the other Underwriters are not making a recommendation to the Selling Stockholder to participate in the offering, enter into a lock-up agreement, or sell any Securities at the price determined in the offering, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation. The Company and the Selling Stockholder further acknowledge that in connection with the offering of the Securities: none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person.
2.    Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder, at a purchase price per share of $31.03, the number of Securities as set forth opposite each such Underwriter’s name in Schedule I hereto. It is understood that the Underwriters reserve the right to vary the offering price to the public and further reserve the right to withdraw, cancel or modify any subsequent offering without notice. Subject to the sale of the Securities by the Selling Stockholder to the Underwriters in compliance with this Agreement, at the Time of Delivery, each Underwriter agrees, severally and not jointly, upon the basis of the representations and warranties contained herein and subject to the terms and conditions set forth herein, to sell to the Company, and the Company agrees to purchase from the Underwriters, the respective numbers of the Repurchase Securities set forth on Schedule I opposite its name at the purchase price per share set forth in this Section 2.
3.    Upon the authorization by the Representatives of the release of the Securities, the several Underwriters shall offer the Securities for sale upon the terms and conditions set forth in the Prospectus.
4.    The Selling Stockholder will deliver the Securities to the Representatives for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Selling Stockholder to the Representatives in advance, by causing Broadridge Corporate Issuer Solutions, Inc., as registrar, to register the Securities in global book entry form in the name of Cede, or such other nominee as DTC may designate, and shall cause DTC to credit the Securities to the account of one or more of the Representatives at DTC designated by the Representatives upon prior notice to the Selling Stockholder. The time and date of the delivery and payment of the Securities shall be 9:30 a.m., New York City time, on November 6, 2025 or such other time and date as the Representatives and the Selling Stockholder may agree upon in writing. Such time and date for delivery of the Securities is herein called the “Time of Delivery.” In addition, subject to the sale of the Securities by the Selling Stockholders to the Underwriters in compliance with the terms of this Agreement, payment of the aggregate purchase price of the Repurchase Securities shall be made by the Company to the Underwriters in immediately available funds to an account specified by the Representatives, against delivery of such Repurchase Securities for the account of the Company at the Time of Delivery.
The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities, will be delivered at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, NY 10006, at such other place as the Representatives and the Selling Stockholder may agree, and the Securities will be credited to the account of the Representatives at DTC, all at the Time of Delivery. The final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto on the New York Business Day next preceding the Time of Delivery. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.
5.    (a)    The Company covenants and agrees with each of the Underwriters and the Selling Stockholder:

(i)    To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second New York Business Day following the date hereof, but it being expressly understood that such filing shall be effected prior to the Time of Delivery; to make no further amendment or supplement to the Registration Statement or the Prospectus prior to the Time of Delivery, without the prior written consent of the Representatives, which consent shall not be unreasonably withheld, conditioned or delayed; not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act an Issuer Free Writing Prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder between the signing of this Agreement and the Time of Delivery; between the signing of this Agreement and the Time of Delivery, to advise the Representatives promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective, when any amendment or supplement to the Prospectus has been filed or when any document to be incorporated by reference therein has been filed and to furnish the Representatives with copies thereof; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus or any document to be incorporated by reference therein has been filed with, or transmitted for filing to, the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or any document incorporated by reference therein or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus relating to the Securities or suspending any such qualification, to use its commercially reasonable efforts to obtain the prompt withdrawal of such order;
(ii)    From time to time to take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such applicable laws so as to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided, however, that in connection therewith neither the Company nor the Selling Stockholder shall be required to qualify as a foreign corporation, do business in any jurisdiction where it is not now so qualified, or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any such jurisdiction where it is not now so subject;
(iii)    From time to time, to furnish the Underwriters and the Selling Stockholder with physical and electronic copies of the Prospectus in New York City in such quantities as the Representatives and the Selling Stockholder may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issuance of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document included or incorporated by reference in the Prospectus in order to comply with the Act, to notify the Representatives and the Selling Stockholder and upon the Representatives’ request to file such document under the Securities Act and to prepare and furnish without charge to each Underwriter and the Selling Stockholder and to any dealer in securities as many physical and electronic copies as the Representatives and the Selling Stockholder may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the request of the Representatives but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many physical and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
(iv)    To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c)), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);
(v)    For a period of 30 days after the date of the Prospectus (the “Restricted Period”), the Company will not (i) offer, sell or contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale, lend, or otherwise transfer or dispose of, directly or indirectly, or file with, the Commission a registration statement under the Act relating to, any shares of Common Stock, any of the Company’s securities that are convertible into or exchangeable for, or that represent the right to receive, shares of the Common Stock, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in subsection (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than the Securities to be sold hereunder. For a period of 30 days after the date of the Prospectus, the Company and the Selling Stockholder agree not to waive or amend any provision of (x) Article V, Section 5.1(c) (Equity Lock-up) of the Stockholders’ Agreement by and among the Company, the Selling Stockholder and Argon Holdco LLC, dated as of November 2, 2021, or (y) Section 6.07 (Buyer Transfer Restrictions) of the stock purchase agreement dated May 16, 2024, by and among the Company, American International Group, Inc. and Nippon Life Insurance Company without the prior written consent of either of the Representatives;

The restrictions described above do not apply to (i) the issuance of shares of Common Stock or securities convertible into or exercisable for shares of Common Stock pursuant to: (A) the conversion or exchange of convertible or exchangeable securities or (B) the exercise of warrants or options (including net exercise) or the settlement of RSUs or other equity awards (including net settlement), in each case outstanding as of the Time of Delivery and described in the Prospectus; (ii) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock (whether upon the exercise of stock options or otherwise) to the Company’s employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the Time of Delivery and described in the Prospectus, provided that such recipients enter into a lock-up agreement with the Underwriters if they are listed on Schedule VI(A); (iii) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect as of the Time of Delivery and described in the Prospectus or any assumed benefit plan pursuant to an acquisition or similar strategic transaction, (iv) the issuance of up to $1.75 billion of hybrid debt and/or preferred securities as described in the Prospectus, (v) the entry by the Company into an agreement providing for the direct or indirect acquisition of 100% of the Common Stock by a single person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), provided such transaction is approved by the board of directors of the Company, and provided further that, if such transaction is not consummated, the underlying shares of Common Stock shall continue to be subject to the restrictions contained in the preceding paragraph, (vi) entry into and settlement of any accelerated share repurchase plan by the Company, (vii) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (A) such plan does not provide for the transfer of Common Stock during the Restricted Period, (B) such plan is effected in compliance with the requirements of Rule 10b5-1 under the Exchange Act, and (C) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period or (viii) any issuance or transfer of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock as consideration for a merger, acquisition, asset transfer or similar transaction, provided that the aggregate amount represented by all securities that the Company issues or transfers or agrees to issue or transfer pursuant to this clause (viii) during the Restricted Period shall not exceed five percent (5%) of the total number of shares of Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement (including the Securities Repurchase), and provided further, that the Company shall cause the recipient of such securities to execute and deliver to you, on or prior to the issuance of such securities, a lock-up agreement;
(vi)    [Reserved];
(vii)     If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the shares of Common Stock remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the shares of Common Stock, in a form satisfactory to the Representatives. If the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the shares of Common Stock, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the issuance and sale of the shares of Common Stock to continue as contemplated in the expired registration statement relating to the shares of Common Stock. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be; and
(viii)    The Company will file with the Commission such reports as may be required by Rule 463 under the Act.
(b)    The Selling Stockholder covenants and agrees with each of the Underwriters and the Company that it will not prepare or have prepared on its behalf or use, distribute or refer to any free writing prospectus without the prior approval of the Representatives.
6.    (a)    Each Underwriter represents to the Company and the Selling Stockholder that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) any written communication that complies with Rule 134 under the Act, (ii) any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus listed on Schedule III(a) hereto or (iii) any written communication prepared by such Underwriter and approved in writing by the Company and the Selling Stockholder in advance.
(b)    The Company represents to the Underwriters and the Selling Stockholder that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) any written communication permitted under subparagraph (a) above, (ii) a road show presentation prepared with the assistance of the Representatives (a “Road Show”), (iii) a press release or other announcement relating to the Securities that complies with Rule 134 or Rule 135 under the Act and that the Company issues after giving notice to the Representatives and the Selling Stockholder of its intent to issue a press release, or (iv) any written communication approved by the Representatives and the Selling Stockholder in advance in writing.
(c)    Any such free writing prospectus the use of which has been consented to by the Company, the Selling Stockholder and the Representatives, other than any Road Show, is listed on Schedule III(a) hereto.
(d)    The Company represents and agrees with each Underwriter and the Selling Stockholder that it has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, where required, and legending.
(e)    The Company agrees that if at any time following the issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free

Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus, or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will, if the Underwriters are then required to deliver a prospectus under the Act in respect of sales of Securities (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act), give prompt notice thereof to the Representatives and the Selling Stockholder and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with any Selling Stockholder Information or information furnished in writing to the Company by any Underwriter directly or through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.
7.    (a) The Company and the Selling Stockholder covenant and agree with the several Underwriters and each other that the Company and the Selling Stockholder will pay or cause to be paid, in proportions separately agreed in writing between the Company and the Selling Stockholder, the following: (i) the fees, disbursements and expenses of the Company’s and the Selling Stockholder’s counsel and the Company’s accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters; (ii) the cost of printing, word-processing or reproducing this Agreement, any blue sky and legal investment memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) fees and expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(a)(ii) hereof, including the fees and disbursements of the Underwriters’ counsel in connection with such qualification and in connection with the blue sky and legal investment surveys, which fees and disbursements of the Underwriters’ counsel taken together with any fees and disbursements of such counsel pursuant to clause (iv) of this Section 7(a), shall not exceed $25,000; (iv) any filing fees incident to any required review and clearance by FINRA of the terms of the sale of the Securities and the reasonable fees and disbursements of the Underwriters’ counsel, taken together with any fees and disbursements of such counsel pursuant to clause (iii) of this Section 7(a), shall not exceed $25,000; (v) all fees and expenses in connection with listing the Securities on the Exchange; (vi) the cost of preparing stock certificates in relation to the Securities, if applicable; (vii) all costs and expenses (except underwriter discounts and commissions) incident to the transfer and delivery of the Securities to be sold hereunder, up to an amount as separately agreed, and the cost and charges of any transfer agent or registrar; (viii) the travel expenses incurred by or on behalf of representatives of the Company relating to investor presentations on any Road Show undertaken in connection with the marketing of the offering of the Securities, and expenses associated with the preparation or dissemination of any electronic road show, it being understood that the Underwriters, collectively, shall bear one-half of the costs associated with any chartered aircraft; and (ix) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section 7, but the Company shall not in any event be liable to any of the Underwriters for damages on account of loss of anticipated profits from the sale by them of the Securities. It is understood that, except as provided in this Section 7, Section 9 and Section 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Securities by them (subject to provisions of Section 7(b)) and any advertising expenses connected with any offers they may make.
(b) The Selling Stockholder will pay all expenses incident to the performance of its obligations under this Agreement, including (i) all underwriting discounts and commissions payable upon the sale of the Securities by the Selling Stockholder to the Underwriters and (ii) any duties and stock and other transfer taxes, if any, payable upon the sale of the Securities by the Selling Stockholder to the Underwriters; provided, however, the Representatives agree to pay New York State stock transfer tax and the Selling Stockholder agrees to reimburse the Representatives for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. The provisions of this Section 7 shall not affect any agreement that the Company and the Selling Stockholder have made or may make for the sharing of such costs and expenses.
8.    The obligations of the Underwriters hereunder, as to the Securities to be delivered at the Time of Delivery, shall be subject, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholder herein shall be true and correct in all material respects, at and as of the Time of Delivery, the condition that the Company and the Selling Stockholder shall have performed, in all material respects, all of their respective obligations hereunder theretofore to be performed and the following additional conditions:
(a)    No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated by the Commission or, to the knowledge of the Chief Executive Officer or Chief Financial Officer of the Company, shall be threatened or contemplated by the Commission; each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of an Issuer Free Writing Prospectus to the extent required by Rule 433 under the Act); and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives;
(b)    Cleary Gottlieb Steen & Hamilton LLP, counsel to the Underwriters, shall have furnished to the Representatives such opinion and letter, each dated as of the Time of Delivery, with respect to the Registration Statement, the Pricing Disclosure Package, the Prospectus, and other related matters as the Representatives may reasonably request, and the Company shall have furnished to such counsel such documents as they reasonably request to enable them to pass upon such matters;
(c)    Debevoise & Plimpton LLP, counsel for the Company, shall have furnished to the Representatives their negative assurance letter and opinion, dated as of the Time of Delivery, to the effect set forth in Schedule IV(a) and Schedule IV(b), respectively, hereto;

(d)    Debevoise & Plimpton LLP, counsel for the Selling Stockholder, shall have furnished to the Representatives their opinion, dated as of the Time of Delivery, to the effect set forth in Schedule IV(c) hereto;
(e)     Polly Klane, the Executive Vice President and General Counsel of the Company, or other counsel satisfactory to the Representatives in their reasonable judgment, shall have furnished to the Representatives and the Selling Stockholder her opinion, dated as of the Time of Delivery, to the effect set forth in Schedule V hereto;
(f)    On the date of the Prospectus and at the Time of Delivery, the independent registered public accounting firm who have audited the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus shall have furnished a letter to the Representatives and the Selling Stockholder, respectively, each dated the respective dates of delivery thereof, in a form agreed to by the Company and the Representatives or the Selling Stockholder, as the case may be, on or prior to the date hereof, and with respect to such letter dated as of the Time of Delivery, as to such other matters as the Representatives or the Selling Stockholder, as the case may be, may reasonably request and in form and substance satisfactory to the Representatives and the Selling Stockholder;
(g)    Since the respective dates as of which information is given or incorporated by reference in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and prior to the Time of Delivery, there shall not have been any Material Adverse Change or any development involving a prospective Material Adverse Change which, in the judgment of the Representatives, is so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities, otherwise than as set forth or contemplated in the Pricing Disclosure Package or the Prospectus (excluding any amendment or supplement thereto);
(h)    The Company shall have furnished or caused to be furnished to the Representatives and the Selling Stockholder a certificate of the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President or Senior Vice President or any Vice President and a principal financial or accounting officer of the Company, dated as of the Time of Delivery, in which such officer, to the best of their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Company in this Agreement are true and correct, in all material respects, as of the Time of Delivery, (ii) the Company has complied with all of its respective obligations under this Agreement to be performed or satisfied, in all material respects, at or prior to the Time of Delivery and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission, and (iv) since the respective dates as of which information is given or incorporated by reference in the Pricing Disclosure Package, (A) there has not been any Material Adverse Change or any development involving a prospective Material Adverse Change, otherwise than as set forth or contemplated in the Pricing Disclosure Package or the Prospectus as amended or supplemented in accordance with Section 5(a)(i) hereof and (B) none of the events set forth in subsection (vi) of Section 8(k) below has occurred;

(i)    The Selling Stockholder shall have furnished or caused to be furnished to the Representatives a certificate of the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President or Senior Vice President or any Vice President and a principal financial or accounting officer of the Selling Stockholder, dated as of the Time of Delivery, in which such officer, to the best of their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Selling Stockholder in this Agreement are true and correct, in all material respects, as of the Time of Delivery and (ii) the Selling Stockholder has complied with all of its respective obligations under this Agreement, at or prior to the Time of Delivery;
(j)    On the date hereof and at the Time of Delivery, the Company shall have furnished to the Representatives a certificate, dated the respective date of delivery thereof and addressed to the Underwriters, of its Chief Financial Officer with respect to certain financial data contained or incorporated by reference in the Pricing Disclosure Package and the Prospectus, providing management comfort with respect to such information, in form and substance reasonably satisfactory to the Representatives;
(k)    On or after the date hereof, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange if the effect of any such event, in the judgment of the Representatives (following consultation with the Company and the Selling Stockholder, if practicable), is to make it impracticable or inadvisable to proceed with the purchase by the Underwriters of the Securities from the Selling Stockholder; (ii) any suspension of trading imposed by a regulatory agency or similar body, including the Exchange, on any securities of the Company on the Exchange; (iii) a material disruption in securities settlement, payment or clearance services in The City of New York shall have occurred; (iv) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; (v) (A) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, other than any such outbreak, escalation or declaration that does not represent a significant departure from the conditions that exist at the date hereof, or (B) any other calamity or crisis if the effect of any such event set forth in this subsection (v) in the judgment of the Representatives (following consultation with the Company and the Selling Stockholder, if practicable) is to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated by the Pricing Disclosure Package or the Prospectus as amended or supplemented in accordance with Section 5(a)(i) hereof; or (vi) any downgrading, or any written notice of any intended downgrading or of any possible change that does not indicate the direction of the possible change, in each case in the rating accorded the Company’s senior debt securities by Moody’s Investors Service, a subsidiary of Moody’s Corporation, or Standard & Poor’s Financial Services LLC if the effect of such event in the judgment of the Representatives (following consultation with the Company and the Selling Stockholder, if practicable) is to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated by the Pricing Disclosure Package or the Prospectus as amended or supplemented in accordance with Section 5(a)(i) hereof;
(l)    The Securities to be delivered at the Time of Delivery shall have been approved for listing, subject to official notice of issuance, on the Exchange;

(m)    The Company has obtained and delivered to the Underwriters executed copies of an agreement from each person or entity listed on Schedule VI(a) hereto, prior to the issuance of the Securities substantially in the form attached as Schedule VI(b) hereto; and
(n)    On or prior to the Time of Delivery, the Company and the Selling Stockholder shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.
9.    (a)    The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the Pricing Disclosure Package (or any amendment or supplement thereto), any Road Show or any Issuer Free Writing Prospectus (in the case of any Issuer Free Writing Prospectus, taken together with the Pricing Disclosure Package), or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse such Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company will not be liable to any Underwriter in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the Pricing Disclosure Package (or any amendment or supplement thereto), any Road Show or any Issuer Free Writing Prospectus, in reliance upon and in conformity with any Selling Stockholder Information or written information furnished to the Company by such Underwriter directly or through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.
(b)    The Selling Stockholder will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the Pricing Disclosure Package (or any amendment or supplement thereto), any Issuer Free Writing Prospectus (taken together with the Pricing Disclosure Package) or any Road Show, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Road Show, in reliance upon and in conformity with the Selling Stockholder Information relating to such Selling Stockholder; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, the Pricing Disclosure Package (or any amendment or supplement thereto), any Road Show or any Issuer Free Writing Prospectus in reliance upon and conformity with written information furnished to the Company by any Underwriter directly or through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof; provided, further that the liability under this subsection of the Selling Stockholder shall not exceed an amount equal to the net proceeds (after deducting underwriting commissions and discounts but before deducting expenses) received by the Selling Stockholder from the sale of Securities sold by it hereunder.
(c)    Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company and the Selling Stockholder against any losses, claims, damages or liabilities to which the Company or the Selling Stockholder, as applicable, may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the Pricing Disclosure Package or any amendment or supplement thereto, any Issuer Free Writing Prospectus (taken together with the Pricing Disclosure Package) or any Road Show, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the Pricing Disclosure Package or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made or incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the Pricing Disclosure Package or any amendment or supplement thereto, any Road Show or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter directly or through the Representatives expressly for use therein; and will reimburse the Company and the Selling Stockholder for any legal or other expenses reasonably incurred by the Company and the Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred. For purposes of this Agreement, the only information so furnished shall be the marketing names of the Underwriters at the bottom of the front and back cover of each of the Preliminary Prospectus, the Pricing Prospectus and the Prospectus, the statements in the eleventh and twelfth paragraphs of the “Underwriting” section of each of the Preliminary Prospectus, the Pricing Prospectus and the Prospectus discussing stabilization and syndicate covering transactions.
(d)    Promptly after receipt by an indemnified party under subsection (a), (b), or (c) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection except to the extent that it has been prejudiced by such failure. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. To the extent that an indemnifying party does not assume the defense of any such action, it is understood that the indemnifying party or parties shall not, in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties (except to the extent that one firm of local counsel for any jurisdiction, in addition to any regular counsel, is required to effectively defend against any such action or proceedings); provided that the fees and expenses of such separate firm of attorneys and any legal counsel shall be reasonably incurred. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff that is not subject to further appeal, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(e)    If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits for the Company and the Selling Stockholder on the one hand and the Underwriters of the Securities on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters of the Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits for the Company and the Selling Stockholder on the one hand and such Underwriters of the Securities on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) from the sale of all Securities to be sold pursuant to this Agreement bear to the total underwriting discounts and commissions received by such Underwriters in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading relates to information supplied by the Company or the Selling Stockholder on the one hand or by such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of the Securities in this subsection (e) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.
(f)    The obligations of the Company and the Selling Stockholder under this Section 9 shall be in addition to any liability which the Company and the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and the affiliates, employees, directors and officers of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each affiliate, employee, officer and director of the Company and of the Selling Stockholder and to each person, if any, who controls the Company or the Selling Stockholder within the meaning of the Act.
10.    (a)    If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase under this Agreement at the Time of Delivery, the

Representatives may in its discretion arrange for itself or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter, the Representatives do not arrange for the purchase of such Securities, then the Company and the Selling Stockholder shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the prescribed period, the Representatives notify the Company and the Selling Stockholder that the Representatives have so arranged for the purchase of such Securities, or the Company or the Selling Stockholder notify the Representatives that they have so arranged for the purchase of such Securities, the Representatives or the Company or the Selling Stockholder, as the case may be, shall have the right to postpone the Time of Delivery for such Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Securities.
(b)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company and the Selling Stockholder as provided in subsection 10(a) above, the aggregate number of such Securities which remains unpurchased does not exceed one-tenth of the aggregate number of all the Securities to be purchased at the Time of Delivery, then the Company and the Selling Stockholder shall have the right to require each non-defaulting Underwriter to purchase the number of Securities which such Underwriter agreed to purchase under this Agreement at the Time of Delivery relating to such Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase under this Agreement) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
(c)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company and the Selling Stockholder as provided in subsection (a) above, the aggregate number of Securities which remains unpurchased exceeds one-tenth of the aggregate number of the Securities, as referred to in subsection (b) above, or if the Company and the Selling Stockholder shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement relating to such Securities shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholder, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
11.    The respective indemnities, agreements, representations, warranties, rights of contribution and other statements of the Company, the Selling Stockholder and the Underwriters,

as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any termination of this Agreement or any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, the Company or the Selling Stockholder, any controlling person of any Underwriter, the Company or the Selling Stockholder, or any officer or director of the Company or the Selling Stockholder and shall survive delivery of and payment for the Securities.
12.    If the sale of the Securities provided for herein is not consummated, or if this Agreement is terminated by the Underwriters, because any condition to the obligations of the Underwriters set forth in Section 8 hereof is not satisfied (other than any termination pursuant to subsection (i), (iii), (iv) or (v) of Section 8(k) hereof), or because of any refusal, inability or failure of parties hereto (other than the Underwriters) to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters under Section 10 hereof, the Company and the Selling Stockholder will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities not delivered, but the Company and the Selling Stockholder shall then be under no further liability to any Underwriter except as provided in Section 7 and Section 9 hereof.
13.    In all dealings hereunder, the Representatives of the Underwriters of the Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.
14.    All statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to an Underwriter, shall be sufficient in all respects when delivered or sent by electronic mail, facsimile transmission or registered mail to the Representatives at the notice address set forth in Schedule I, if to the Company shall be sufficient in all respects when delivered or sent by electronic mail or registered mail to Corebridge Financial, Inc., Attention: Executive Vice President and General Counsel, Address: 479 Main Avenue, Norwalk, CT, 06851, Email: polly.klane@corebridgefinancial.com, jeannette.pina@corebridgefinancial.com, evan.preponis@corebridgefinancial.com, brian.moon@corebridgefinancial.com and william.langston@corebridgefinancial.com, and if to the Selling Stockholder, shall be sufficient in all respects when delivered or sent by electronic mail or registered mail to American International Group, Inc., Attention: Corporate Secretary, Address: 1271 Avenue of the Americas, New York, NY 10020, Email: AIGCorporateSecretary@aig.com, as may be updated from time to time by each party.
15.    This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholder and, to the extent provided in Section 9 and Section 11 hereof, the officers and directors of the Company and each person who controls the Company, the Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, personal representatives, successors and assigns; and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16.    In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholder, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
17.    Recognition of the U.S. Special Resolution Regimes.
(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter that becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For the purposes of this Section 17:
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Covered Entity” means any of the following:
(i)     a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)     a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)     a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

18.    This Agreement supersedes all prior agreements and understandings (whether written or oral) among all of the Company, the Selling Stockholder and the Underwriters with respect to the subject matter hereof.
19.    (a)    This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York notwithstanding conflict of laws provisions that would require the application of the laws of any other jurisdiction.
(b)    Each of the parties hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the parties agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon each of the parties, as applicable, and may be enforced in any court to the jurisdiction of which each of the parties, as applicable, is subject by a suit upon such judgment.
20.    Time shall be of the essence in this Agreement.
21.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
22.    Without limiting the applicability of any other provision of this Agreement, the Underwriters will purchase any Securities purchased hereunder in the ordinary course of their activities as broker-dealers and not with the purpose or intent, directly or indirectly through any affiliate, of exercising control over the Company or any of its subsidiaries. In furtherance of the foregoing, each Underwriter agrees that for so long as it owns any of the Securities purchased by it hereunder (a) it, directly or indirectly through any affiliate, will not exercise any voting rights associated with the Securities purchased by it hereunder, to the extent such exercise would give rise to a presumption of control under any applicable insurance law or regulation or trigger any other regulatory approval requirement, without first having obtained any required regulatory approval; (b) to the extent it, directly or indirectly through any affiliate, exercises any voting rights associated with the Securities purchased by it hereunder, it and any such affiliates will vote all such Securities in the same proportion as the shares of Common Stock or other voting securities of the Company voted by all other holders of Common Stock or such other voting securities of the Company and (c) it will not sell the Securities purchased by it hereunder to any purchaser if the number of Securities sold to such purchaser would exceed 25,219,019 shares, unless approved by the Company in writing substantially in the form of Exhibit A hereto.

If the foregoing is in accordance with your understanding, please sign and return to us nine counterparts hereof, whereupon this letter and the acceptance by each of you thereof shall constitute a binding agreement among the Company, the Selling Stockholder and the Underwriters.

Very truly yours,

COREBRIDGE FINANCIAL, INC.

By	/s/ Elias Habayeb
Name: Elias Habayeb
Title: Executive Vice President and Chief Financial Officer

AMERICAN INTERNATIONAL GROUP, INC.

As the Selling Stockholder

By	/s/ Christina Banthin
Name: Christina Banthin
Title: Senior Vice President & Corporate Secretary
[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the
several Underwriters listed
in Schedule I hereto:

By	/s/ Michael Rhodes
Name: Michael Rhodes
Title: Managing Director
[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Total Number of Securities to be Purchased from the Selling Stockholder	Total Number of Repurchase Securities to be Sold to the Company in the Securities Repurchase
J.P. Morgan Securities LLC	32,600,000	16,113,438
Total	32,600,000	16,113,438
I-1

Notice Address of the Representative:
J.P. Morgan Securities LLC
270 Park Ave
New York, New York 10017
I-2

SCHEDULE II
[Intentionally omitted.]
II-1

SCHEDULE III
(a)    Issuer Free Writing Prospectuses: None.
(b)    Information other than the Pricing Prospectus that comprises the Pricing Disclosure Package:
The offering price per share for the Securities.
III-1

SCHEDULE IV(A)
[Intentionally omitted.]
IV(A)-1

SCHEDULE IV(B)
[Intentionally omitted.]
IV(B)-1

SCHEDULE IV(C)
[Intentionally omitted.]
IV(C)-1

SCHEDULE V
[Intentionally omitted.]
V-1

SCHEDULE VI(A)
[Intentionally omitted.]
VI(A)-1

Schedule VI(B)
Form of Lock-Up Agreement
Lock-Up Agreement
November 4, 2025
J.P. Morgan Securities LLC
270 Park Ave
New York, New York 10017
As representative of the several Underwriters listed in
Schedule I to the Underwriting Agreement referred to below
Re: Corebridge Financial, Inc. – Public Offering
Ladies and Gentlemen:
The undersigned understands that you, as representative of the several Underwriters (the “Representative”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Corebridge Financial, Inc., a Delaware corporation (the “Company”) and American International Group, Inc., providing for the follow-on public offering (the “Public Offering”) by the Representative, of common stock of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement. To the extent there are no additional Underwriters listed on Schedule I to the Underwriting Agreement other than J.P. Morgan Securities LLC, the term Representative as used herein shall mean J.P. Morgan Securities LLC, as Underwriter.
In consideration of the Representative’s agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representative, the undersigned will not, and will not cause any direct or indirect affiliate to, in each case subject to the exceptions set forth in this letter agreement (this “Letter Agreement”) during the period beginning on the date of this Letter Agreement and ending at the close of business 30 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock, $0.01 per share par value, of the Company (the “Common Stock”) or any securities that are convertible into or exchangeable for shares of Common Stock (collectively with the Common Stock, the “Lock-Up Securities”), (2) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in subsection (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, or (3) publicly disclose
VI(B)-1

the intention to do any of the foregoing; provided that, for the avoidance of doubt, to the extent that the undersigned has demand and/or piggyback registration rights, the foregoing shall not prohibit the undersigned from notifying the Company privately that it is or will be exercising its demand and/or piggyback registration rights and undertaking preparations related thereto, including any confidential submission of a registration statement with the U.S. Securities and Exchange Commission during the Restricted Period). The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-Up Securities, in cash or otherwise.
Notwithstanding the foregoing, the undersigned may:
(a)  transfer the undersigned’s Lock-Up Securities:
(i) as a bona fide gift or gifts, or for bona fide estate planning purposes,
(ii) by will, other testamentary document or intestacy,
(iii) to any member of the undersigned’s immediate family or to any trust or other legal entity or trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin),
(iv) to a partnership, limited liability company or other entity of which the undersigned and/or the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests,
(v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under subsections (i) through (iv) above,
(vi) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to members or shareholders of the undersigned,
VI(B)-2

(vii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement or other final order of a court or regulatory agency,
(viii) in the case of an undersigned whose name is listed in Schedule VI(A) of the Underwriting Agreement, upon the undersigned’s disability or termination of employment or cessation of services, or in the case of an undersigned who has received the Lock-Up Securities directly or indirectly from an individual whose name is listed in Schedule VI(A), upon the death, disability or termination of employment or cessation of services of such individual,
(ix) as part of a sale of the undersigned’s Common Stock or other securities acquired in open market transactions on or after the closing date for the Public Offering,
(x) the Company to satisfy (including by net settlement) the exercise price of options, stock appreciation rights or warrants to purchase shares of Common Stock awarded under any equity incentive plans described in the Registration Statement, including any such awards issued due to the conversion of pre-existing equity awards issued by the Selling Stockholder; provided that any shares of Common Stock received upon such exercise shall be subject to the terms of this Letter Agreement,
(xi) to the Company to satisfy tax withholding or similar obligations (including by net settlement) in connection with the vesting, exercise or settlement of any equity awards awarded under any equity incentive plans described in the Registration Statement, including any such awards issued due to the conversion of pre-existing equity awards issued by the Selling Stockholder; provided that any shares of Common Stock received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement, or
(xii) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all or substantially all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold more than a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Letter Agreement;
provided that (A) in the case of any transfer or distribution pursuant to subsection (a)(i), (ii), (iii), (iv), (v) and (vi), such transfer shall not involve a disposition for value and, in each such case and in the case of any transfer pursuant to clause (a)(vii), each donee, devisee, transferee or distributee shall execute and deliver to the Representatives a lock-up letter in substantially the form of this Letter Agreement, (B) in the case of any transfer or distribution pursuant to subsection (a) (i), (ii), (iii), (iv), (v) and (ix), no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5,
VI(B)-3

Schedule 13G or Schedule 13G/A, Schedule 13D or Schedule 13D/A, or Schedule 13F, each of which shall clearly indicate therein the nature and conditions of such transfer) and (C) in the case of any transfer or distribution pursuant to subsection (a)(vi), (vii), (viii) and (x) it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock in connection with such transfer or distribution shall be legally required during the Restricted Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer;
(b) exercise outstanding options, settle restricted stock units or other equity awards or exercise warrants pursuant to plans described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that any Lock-Up Securities received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement;
(c) convert outstanding preferred stock, warrants to acquire preferred stock or convertible securities into shares of Common Stock or warrants to acquire shares of Common Stock; provided that any such shares of Common Stock or warrants received upon such conversion shall be subject to the terms of this Letter Agreement; and
(d) establish trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Lock-Up Securities; provided that (1) such plans do not provide for the transfer of Lock-Up Securities during the Restricted Period, (2) such plans are effected in compliance with the requirements of Rule 10b5-1 under the Exchange Act and (3) no filing by any party under the Exchange Act or other public announcement shall be required or made voluntarily during the Restricted Period in connection with the establishment of such trading plan.
If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed Securities the undersigned may purchase in the Public Offering.
In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.
The undersigned acknowledges and agrees that the Representative has not provided any recommendation or investment advice nor has the Representative solicited any action from the undersigned with respect to the Public Offering of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although
VI(B)-4

the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Representative is not making a recommendation to you to participate in the Public Offering, enter into this Letter Agreement, or sell any shares of Common Stock at the price determined in the Public Offering, and nothing set forth in such disclosures is intended to suggest that the Representative is making such a recommendation.
The undersigned understands that, if the Underwriting Agreement does not become effective by November 4, 2025, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Representative is entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.
This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.
VI(B)-5

Very truly yours,

Exact Name of Signatory

Authorized Signature

Title

VI(B)-6

Exhibit A
Form of Consent for Sale of Securities
Consent for Sale of Securities
[•], 2025
J.P. Morgan Securities LLC
270 Park Ave
New York, New York 10017
As representative of the several Underwriters listed in
Schedule I to the Underwriting Agreement referred to below
Re: Corebridge Financial, Inc.
Ladies and Gentlemen:
This letter is being delivered to you in connection with the offering by American International Group, Inc. of 32,600,000 shares of common stock, $0.01 par value (“Common Stock”), of Corebridge Financial, Inc., a Delaware corporation (the “Company”), pursuant to the underwriting agreement dated November 4, 2025 (the “Underwriting Agreement”) by and between you, as representative of the several underwriters (the “Representative”) and the Company for the purchase of certain shares of Common Stock (the “Securities”).
Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement. To the extent there are no additional Underwriters listed on Schedule I to the Underwriting Agreement other than J.P. Morgan Securities LLC, the term Representative as used herein shall mean J.P. Morgan Securities LLC, as Underwriter.
Pursuant to Section 22 of the Underwriting Agreement, the Representative will not sell the Securities purchased thereunder to any purchaser if the number of Securities sold to such purchaser would exceed 25,219,019 shares, unless approved by the Company.
The Representative proposes to sell [•] Securities to [•] (the “Purchaser”).
As of the date of this letter, there are [•] shares of Common Stock outstanding. The Company hereby consents to the sale of [•] Securities by the Representative to the Purchaser referred to herein and the Representative acknowledges such consent is subject to the terms of the Underwriting Agreement and this letter.
Exh. A

Very truly yours,

COREBRIDGE FINANCIAL, INC.

By
Name:
Title:
Exh. A

Receipt of this letter of consent is confirmed by the undersigned.

J.P. MORGAN SECURITIES LLC

By
Name:
Title:
Exh. A